3.(i).(1) Amendment of Articles of Incorporation
                                                   State of Delaware
                                                  Secretary of State
                                               Division of Corporations
                                              Filed 09:00 AM 04/17/2000
                                                 001197919 - 3030709

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION
                                       OF

                           CLIP 'N PIERCE FASHIONS, INC.

                        _____________________________________


CLIP 'N PIERCE FASHIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:   That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

FOURTH:   The total number of shares of stock which this corporation is asuthorized to issue is Seventy Million (70,000,000) of which Fifty Million (50,000,000) shall be Common Stock with a par value of $.0001 and Twenty Million
(20,000,000) shall be Preferred Stock with a par value of $.001.

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the
 General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicabe provisions of Sections 242 and 228 of the General Corporation Law o f the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by BETTY N. MYERS, PRESIDENT this 13th day of April, A.D. 2000.

                                  \\Betty N. Myers\\
                                  Authorized Officer